EXHIBIT 10.2

                        MANAGEMENT AGREEMENT

     This MANAGEMENT AGREEMENT is entered into as of the 11th day of December, 1998 and effective on the 1st day of November, 1998, by and between World Telehealth Corporation (the "Company"), a Florida corporation and COI Solutions Inc. (the "Manager"), a Nevada corporation.

                          R E C I T A L S:

     A. The Company is engaged in providing a wide range of telemedicine services and network related applications on a global basis;

     B. The Manager professes an expertise in consulting services, contracting services, project management services, and operational services of telecommunications systems, network centric applications and information technology, including the management of business relationships;

     C. The Manager desires to associate with the Company for the purpose of providing professional services which, upon completion, shall become the property of the Company upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

                  ARTICLE  IPROFESSIONAL SERVICES

     1.1 Appointment of Manager. The Company appoints the Manager and the Manager accepts appointment on the terms and conditions provided in this Agreement as a Manager to the Company's businesses.

     1.2 Board of Directors Supervision. The activities of the Manager to be performed under this Agreement shall be subject to the supervision of the Chairman of the Board (the "Chairman") of the Company and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board of Directors of the Company (the "Board") and in effect from time to time. Subject to the foregoing limitations and otherwise where not required by applicable law or regulation, the Manager shall not require the prior approval of the Board to perform its duties under this Agreement.

     1.3 Authority of Manager. Subject to any limitations imposed by applicable law or regulation or by the Chairman or the Board, the Manager shall render management, consulting and financial services to the Company for the start up and operation of the Company, including the services set forth on Exhibit A attached hereto. The Manager will use its best efforts to cause its employees and agents to give the Company the benefit of their special knowledge, skill and business expertise to the extent relevant to the Company's businesses.

     1.4 Reimbursement of Expenses; Independent Contractor. The Manager shall not, without the written consent of the Chairman, perform any of the following, except to the extent payable, out of the Management Fee (as hereinafter defined) (i) make any advance to or for the account of the Company, (ii) pay any sums held in accounts maintained by the Company, or (iii) incur any liability or obligation for the account of the Company. The Manager shall be an independent contractor, and nothing obtaining in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and the Manager, (ii) to cause the Manager to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) to constitute the Manager or any of its employees as employees, officers or agents of the Company. The Company shall promptly reimburse the Manager for all reasonable expenses actually paid or incurred by the Manager in the course of and pursuant to the business of the Company for travel and other project costs on condition that any single expense which exceeds Five Thousand ($5,000.00) Dollars is approved in writing and in advance by the Company. The Company shall not be responsible for any single disbursement in excess of Five Thousand ($5,000.00) Dollars to which it has not given written approval in advance.

     1.5 Other Activities of Manager. The Company acknowledges and agrees that neither the Manager nor any of the Manager's employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of the Manager specified in this Agreement, but instead shall devote only so much of such time and efforts as the Manager reasonably deems necessary to perform the services set forth on Exhibit A.

     1.6 Compensation of Manager. The Company will pay to the Manager an a monthly consulting and management fee of $165,000 (the "Management Fee") which shall be payable on the first day of each month. These fees are for the Manager's services as set forth on Exhibit A and the following items shall be paid out of the Management Fee: (i) the salaries for the full time employees of the Company on the date hereof, Matthew Weber and Lisa Sapino, (ii) retainer agreements with United Sources of America, (iii) the incentives paid to the chairpersons of the five Centers of Excellence (including contributions made by WTH Medical resources) and (iv) the items marked as "IN" on Exhibit A. The parties acknowledge that it is the responsibility of the Manager to raise the funds, on behalf of the Company, necessary to pay the Management Fee and until such funding is obtained, the Management Fee due hereunder shall be accrued.

     1.7 Term. The term of this Agreement (the "Term") is effective as of November 1, 1998 and shall remain in effect until the earlier to occur of (i) December 31, 1999 or (ii) termination pursuant to Section 1.8.

     1.8 Termination. This Agreement may be terminated with, or without cause, upon 30 days written notice, upon mutual agreement of the parties. If a party is in breach of the provisions of this Agreement including, but not limited to those set forth on Exhibit A, then the non-breaching party may give notice of non-compliance (the "Notice of Non-Compliance"). If the non-compliance is not cured within

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60 days, the Agreement will be terminated 60 days from the date of
Notice of Non-Compliance. In the event this Agreement is terminated for any reason and the Company has not raised the necessary funding to pay the Management Fee, then the Company shall not be responsible for any accrued Management Fee or any future financial obligations under this Agreement.

     1.9 No Assignment. Without the consent of the Manager, the Company shall not assign, transfer or convey any of their respective rights, duties or interest under this Agreement, nor shall the Company delegate any of the obligations or duties required to be kept or performed by them hereunder. Without the prior written consent of the Company, the Manager shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement; provided, that, the Manager shall have the right to hire employees and contract with others to perform the management services as long as the project is supervised by and remains the responsibility of the Manager. The Manager may provide additional personnel (whether by way of employee or subcontractor) to perform the services under this Agreement; provided that the compensation set forth above shall be billable only by Robert W. Wilder, Robert G. Jones or Gary W. Evans on behalf of Manager, unless agreed to in writing by the Company.

     1.10 Unauthorized Disclosure. During the Term and thereafter, the Manager shall not, without the written consent of the Board or a person authorized by the Board or as may otherwise be required by law or court order, disclose to any person, other than an employee of the Company or person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Manager of its duties as Manager of the Company, any Confidential Information (as hereinafter defined) obtained by the Manager (or its officers, employees or agents) while serving as a Manager. As used herein, Confidential Information means not only information disclosed by the Company and its affiliates to the Manager, but also information developed or learned by the Manager during the course or as a result of his services hereunder, which information the Manager acknowledges is and shall be the sole and exclusive property of the Company. Confidential Information includes all proprietary information that has or could have commercial value or other utility in the business in which the Company or its affiliates are engaged or contemplate engaging, and all proprietary information of which the unauthorized disclosure could be detrimental to the interests of any of the Company or its affiliates, whether or not such information is specifically labeled as Confidential Information by the Company. In the event of the Manager's relationship with the Company ceases for any reason, the Manager will not remove from the premises of the Company without its prior written consent any records, files, drawings, documents, equipment belonging to the Company. The Manager's obligations under this Section 1.10 shall survive the termination of this Agreement.





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                      ARTICLE  IIMISCELLANEOUS
     2.1 Amendments and Waivers. This Agreement may not be amended, nor any provision hereof waived, unless such amendment or waiver is approved in writing by both parties.
     2.2 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to either party at the address set forth below or to such other address as may be furnished in writing to the other parties hereto. A notice shall be deemed effective (i) upon delivery, if by hand, (ii) on the date faxed or electronically transmitted, if confirmation of such transmission is obtained, and (iii) upon the third day following mailing as set forth above.
Company:                      World Telehealth Corporation
                              777 Alderman Avenue
                              Palm Harbor, FL  34683
                              Attention:  Matthew Weber

Manager:                      COI Solutions, Inc.
                              5300 West Sahara
                              Suite 101
                              Las Vegas, Nevada
                              U.S.A. 89102
                              Attention:  Robert Wilder

     2.3 Expenses. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.
     2.4 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.
     2.5 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.
     2.6 Further Assurances. Each of the parties shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.
     2.7 Governing Law; Arbitration. This Agreement shall be deemed a contract made under the laws of the State of Florida and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State. Other than with respect to injunctive or equitable relief sought by either party to this Agreement, all disputes arising after the Closing in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association (the "Rules") by three (3) arbitrators

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appointed in accordance with said Rules.  Any such arbitration shall be held pursuant to the Laws of the State of Florida unless the parties hereto mutually agree in writing upon some other location for arbitration. The arbitrators shall not be empowered to award punitive, exemplary and/or consequential damages to any party. There shall be no consolidation of this arbitration with any other dispute or proceeding involving third parties. The provisions of this Agreement shall prevail in case of inconsistency between the Rules and this Agreement.
     2.8 Attorneys' Fees. In the event that a suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the non-prevailing party.
     2.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter.
     2.10 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.
     2.11 Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be constructed without regard to the identity of the persons who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be constructed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be constructed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.
     2.12 Interpretation. It is mutually agreed between the parties that this Agreement shall be interpreted in accordance with the laws of the State of Florida and that the jurisdiction for any action commenced by either party as against the other shall be the appropriate Court at the City of Tampa in the State of Florida.

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     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth in the first paragraph.

                              WORLD TELEHEALTH CORPORATION



                              BY:  /s/ Matthew Weber
                                   Title: Chairman



                              COI SOLUTIONS INC.


                              BY:  /s/ Robert W. Wilder
                                   Title: President